Exhibit 99.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (“Agreement”), dated as of April 27, 2011, is by and between Thalia Woods Management, Inc. ("PURCHASER"), and (a) Albert Aimers; (b) Junior Capital Inc.; and (c) AMC Capital Group Inc. ((a), (b) and (c) are hereinafter collectively referred to as “SELLER”) (collectively, the “PARTIES”).

W I T N E S S E T H

WHEREAS, SELLER is the owner of 28,250,239 shares of Common Stock, as set forth on Schedule A attached hereto of Clicker, Inc., a Nevada corporation (the “Company”).

WHEREAS, SELLER desires to transfer to PURCHASER certain of the shares of common stock of the Company (the "Shares") in consideration of $35,800, as further set forth in the escrow agreement in the form attached hereto as Exhibit 1 among PURCHASER, SELLER and Sichenzia Ross Friedman Ference LLP (the “Escrow Agreement”).

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the PARTIES hereto as follows:

ARTICLE 1
SALE AND PURCHASE OF THE SHARES

1.1           Purchase and Sale of the Shares. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), SELLER agrees to sell the Shares to PURCHASER and PURCHASER agrees to purchase the Shares from SELLER, free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

1.2           Consideration for the Shares.  SELLER will transfer the Shares to PURCHASER in consideration of an aggregate of $35,800, of which $5,800 has been paid by PURCHASER to SELLER and $30,000 shall be paid upon closing pursuant to the terms of the Escrow Agreement. SELLER agrees that its receipt of such funds shall constitute payment in full for the Shares.

ARTICLE 2
CLOSING

2.1           Time and Place of Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement and the Escrow Agreement, at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, New York 10006, at the date first set forth above (hereinafter the "Closing Date").

2.2           Delivery by SELLER.  At the Closing, SLLER shall deliver to PURCHASER, certificates representing the Shares and executed Stock Power(s) or other documents satisfactory to PURCHASER permitting transfer to PURCHASER of the Shares.

2.3           Delivery by PURCHASER.  At the Closing, PURCHASER shall deliver to the SELLER the sum of Thirty Thousand Dollars ($30,000).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

SELLER hereby represents and warrants to PURCHASER as follows:

3.1           Status of SELLER and Shares.  SELLER is the sole beneficial owner of the Shares, and owns the Shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

PURCHASER hereby represents and warrants to SELLER as follows:

4.1           Investment Purposes.  PURCHASER is acquiring the Shares for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Shares, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such Shares made in full compliance with all applicable provisions of the Securities Act of 1993 (the "Act") and the Securities Exchange Act of 1934 ("Exchange Act"), and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, all as amended; and that such Shares must be held indefinitely unless they are subsequently registered under the Act, or an exemption from such registration is available.

4.2           Sophisticated Investor.  PURCHASER has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing such Shares and has had substantial experience in previous private and public purchases of securities.

4.3           Legend.  PURCHASER acknowledges that the certificates representing the Shares which will be issued shall contain a legend which provides as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

ARTICLE 5
MISCELLANEOUS

5.1           Further Assurances.  After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

5.2           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

5.3           Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested.  If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

5.4           Waiver and Amendment.  Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof.  The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same.  No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

5.5           Choice of Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

5.6           Jurisdiction.  The parties submit to the jurisdiction of the Courts of the County of New York, State of New York or a Federal Court empaneled in the State of New York for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

5.7           Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.8           Severability.  If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

SELLER

JUNIOR CAPITAL, INC.		AMC CAPITAL GROUP INC.

By:	/s/ Albert Aimers	By:	/s/ Albert Aimers
Name:	Albert Aimers	Name:	Albert Aimers
Title:		Title:

ALBERT AIMERS

/s/ Albert Aimers

PURCHASER

THALIA WOODS MANAGEMENT, INC.

By:	/s/ Michael Brodsky
Michael Brodsky
President

SCHEDULE A

Name of Seller	Certificate Number	Number of Shares
Albert Aimers	50021	1,484,125 (4,948 post-split shares)
Junior Capital Inc.	50093	25,000,000
Junior Capital Inc.	50094	1,666,666
AMC Capital Group Inc.	ZQ00000078	14,450,000 (48,167 post-split shares)
AMC Capital Group Inc.	FMG 0219	14,638,750 (48,796 post-split shares)
AMC Capital Group Inc.	118	(14 post-split shares)
AMC Capital Group Inc.	123	(39 post-split shares)
AMC Capital Group Inc.	138	(394 post-split shares)
AMC Capital Group Inc.	50001	(2,038 post-split shares)
TOTAL		28,250,239